Exhibit 99.1
HashiCorp Announces First Quarter of Fiscal Year 2025 Financial Results
•First quarter revenue totaled $160.6 million, representing an increase of 16% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 113% at the end of the first quarter of fiscal 2025 as compared to 127% at the end of first quarter of fiscal 2024.
•First quarter GAAP RPO totaled $748.5 million, representing an increase of 18% year-over-year; first quarter current GAAP RPO totaled $454.0 million, representing an increase of 22% year-over-year.
•First quarter non-GAAP RPO totaled $770.9 million, representing an increase of 17% year-over-year; first quarter current non-GAAP RPO totaled $473.6 million, representing an increase of 20% year-over-year.
SAN FRANCISCO – May 30, 2024 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its first quarter of fiscal 2025, ended April 30, 2024.
“The HashiCorp team delivered another quarter of solid performance in Q1 of FY25, with revenue growth of 16% year-over-year,” said Dave McJannet, CEO, HashiCorp. “Additionally, the launch of the Infrastructure Cloud at the Nasdaq MarketSite in April demonstrated further progress in our efforts to expand the HashiCorp Cloud Platform and build a unified SaaS offering for the world’s largest enterprises as they mature their cloud estates.”
Proposed Merger with International Business Machines ("IBM")
As announced on April 24, 2024, HashiCorp and IBM have entered into a definitive agreement under which IBM will acquire HashiCorp for $35.00 per share in cash, representing an enterprise value of $6.4 billion. The transaction is currently expected to close by the end of 2024, subject to receipt of regulatory approvals, approval of the transaction by HashiCorp shareholders, and satisfaction of other customary closing conditions.
In light of the proposed transaction with IBM, HashiCorp will not be holding a conference call to discuss financial results or providing financial guidance in conjunction with its first quarter 2025 earnings release.
Fiscal 2025 First Quarter Financial Results
Revenue: Total revenue was $160.6 million in the first quarter of fiscal 2025, up 16% from $138.0 million in the same period last year.
Gross Profit: GAAP gross profit was $130.3 million in the first quarter of fiscal 2025, representing an 81% gross margin, compared to a GAAP gross profit of $111.2 million and an 81% gross margin in the same period last year. Non-GAAP gross profit was $136.6 million in the first quarter of fiscal 2025, representing an 85% non-GAAP gross margin, compared to a non-GAAP gross profit of $115.0 million and an 83% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $67.7 million in the first quarter of fiscal 2025, compared to GAAP operating loss of $67.8 million in the same period last year. Non-GAAP operating loss was $4.8 million in the first quarter of fiscal 2025, compared to a non-GAAP operating loss of $27.3 million in the same period last year.
Net Income (Loss): GAAP net loss was $51.1 million in the first quarter of fiscal 2025, compared to a GAAP net loss of $53.3 million in the same period last year. Non-GAAP net income was $11.2 million in the first quarter of fiscal 2025, compared to a non-GAAP net loss of $12.7 million in the same period last year.
Net Income (Loss) per Share: GAAP basic and diluted net loss per share was $0.26 based on 200.1 million weighted-average shares outstanding in the first quarter of fiscal 2025, compared to a GAAP net loss per share of $0.28 based on 190.8 million weighted-average shares outstanding in the same period last year. Non-GAAP basic and diluted net income per share was $0.06 and $0.05, respectively, in the first quarter of fiscal 2025, compared to a non-GAAP net loss per share of $0.07 in the same period last year.
Remaining Performance Obligation (RPO): Total RPO was $748.5 million in the first quarter of fiscal 2025, up from $635.3 million in the same period last year. The current portion of GAAP RPO was $454.0 million at the end of the first quarter of fiscal 2025, up from $373.5 million at the end of the same period last year. Total non-GAAP RPO was $770.9 million at the end of the first quarter of fiscal 2025, up from $660.2 million at the end of the same period last year. The current portion of non-GAAP RPO was $473.6 million at the end of the first quarter of fiscal 2025, up from $394.6 million at the end of the same period last year.
Cash, cash equivalents, and investments: Net cash provided by operating activities was $28.1 in the first quarter of fiscal 2025, compared to $3.9 million provided by operating activities in the same period last year. Cash, cash equivalents and short-term investments totaled $1,307.8 million at the end of the first quarter of fiscal 2025, compared to $1,289.2 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2025 First Quarter and Recent Operating Highlights
•HashiCorp ended the first quarter of fiscal 2025 with 4,558 customers, up from 4,423 customers at the end of the previous fiscal quarter, and up from 4,153 customers at the end of the first quarter of fiscal 2024.
•The Company ended the first quarter of fiscal 2025 with 918 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 897 customers at the end of the previous fiscal quarter and 830 customers at the end of the first quarter of fiscal 2024.
•Customers with equal to or greater than $100,000 in ARR represented 90% of total revenue in the first quarter of fiscal 2025 compared to 89% in the previous fiscal quarter and 89% in the first quarter of fiscal 2024.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $24.6 million in the first quarter of fiscal 2025, up from $21.3 million in the previous fiscal quarter and up from $16.5 million in the first quarter of fiscal 2024.
•The Company's trailing four quarter average Net Dollar Retention Rate was 113% at the end of the first quarter of fiscal 2025, compared to 115% in the previous quarter and 127% at the end of the first quarter of fiscal 2024.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. HashiCorp's software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud: infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary™, and Waypoint™. HashiCorp offers products as community, enterprise, and as managed cloud services. The company is headquartered in San Francisco, though most HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com.
All product and company names are trademarks or registered trademarks of their respective holders.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, go-to-market initiatives, revenue growth, and long-term opportunity related to HashiCorp’s product innovation. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 20, 2024, Quarterly Report on Form 10-Q dated May 30, 2024, and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-

looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses. We calculate non-GAAP net income (loss) as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and merger and acquisition-related expenses comprise one-time costs associated with advisory, legal, and other professional fees, net of tax adjustments.
We calculate non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding (basic and diluted).
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.
We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue:
License	$16,349	$15,158
Support	113,632	101,913
Cloud-hosted services	24,590	16,544
Subscription revenue	154,571	133,615
Professional services and other	6,008	4,368
Total revenue	160,579	137,983
Cost of revenue:
Cost of license	537	585
Cost of support	15,199	14,843
Cost of cloud-hosted services	8,898	7,028
Cost of subscription revenue	24,634	22,456
Cost of professional services and other	5,678	4,332
Total cost of revenue	30,312	26,788
Gross profit	130,267	111,195
Operating expenses:
Sales and marketing	93,142	90,564
Research and development	58,835	54,193
General and administrative	46,002	34,248
Total operating expenses	197,979	179,005
Loss from operations	(67,712)	(67,810)
Interest income	17,207	14,980
Other expenses, net	38	(120)
Loss before income taxes	(50,467)	(52,950)
Provision (benefit) for income taxes	661	308
Net loss	$(51,128)	$(53,258)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.26)	$(0.28)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	200,073	190,806

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	April 30, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$594,738	$763,414
Short-term investments	713,099	515,163
Accounts receivable, net of allowance	106,071	182,614
Deferred contract acquisition costs	48,988	50,285
Prepaid expenses and other current assets	39,619	30,075
Total current assets	1,502,515	1,541,551
Deferred contract acquisition costs, non-current	75,263	80,055
Acquisition-related intangible assets, net	10,903	11,611
Goodwill	12,197	12,197
Other assets, non-current	47,695	46,533
Total assets	$1,648,573	$1,691,947
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,404	$9,081
Accrued expenses and other current liabilities	17,087	15,143
Accrued compensation and benefits	48,049	56,007
Deferred revenue	297,302	334,894
Customer deposits	22,402	25,627
Total current liabilities	402,244	440,752
Deferred revenue, non-current	24,383	26,659
Other liabilities, non-current	10,367	11,543
Total liabilities	436,994	478,954
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of April 30, 2024 and January 31, 2024, respectively; 139,601 and 125,333 shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	2	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of April 30, 2024 and January 31, 2024, respectively; 61,369 and 73,921 shares issued and outstanding as of April 30, 2024 and January 31, 2024, respectively	1	2
Additional paid-in capital	2,235,808	2,184,451
Accumulated other comprehensive loss	(2,036)	(393)
Accumulated deficit	(1,022,196)	(971,068)
Total stockholders’ equity	1,211,579	1,212,993
Total liabilities and stockholders’ equity	$1,648,573	$1,691,947
`

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities
Net loss	$(51,128)	$(53,258)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	48,817	40,163
Depreciation and amortization expense	3,117	1,583
Non-cash operating lease cost	909	733
Accretion of discounts on marketable securities	(3,550)	(1,345)
Other	11	(28)
Changes in operating assets and liabilities:
Accounts receivable	76,507	59,433
Deferred contract acquisition costs	6,088	876
Prepaid expenses and other assets	(9,601)	(10,346)
Accounts payable	8,187	1,020
Accrued expenses and other liabilities	(158)	(2,243)
Accrued compensation and benefits	(7,958)	(5,075)
Deferred revenue	(39,868)	(25,830)
Customer deposits	(3,225)	(1,809)
Net cash provided by operating activities	28,148	3,874
Cash flows from investing activities
Purchases of property and equipment	(232)	(391)
Capitalized internal-use software	(2,523)	(2,739)
Purchases of short-term investments	(439,213)	(342,330)
Proceeds from sales of short-term investments	49,071	21,239
Proceeds from maturities of short-term investments	194,477	—
Net cash used in investing activities	(198,420)	(324,221)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(31)	(9)
Payments related to acquisition holdback	(54)	—
Proceeds from issuance of common stock upon exercise of stock options	1,681	1,013
Net cash provided by financing activities	1,596	1,004
Net decrease in cash, cash equivalents, and restricted cash	(168,676)	(319,343)
Cash, cash equivalents, and restricted cash beginning of period	763,414	1,286,134
Cash, cash equivalents, and restricted cash end of period	$594,738	$966,791

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Reconciliation of gross profit
GAAP gross profit	$130,267	$111,195
Add: Amortization of stock-based compensation of capitalized internal-use software	628	388
Add: Stock-based compensation expense	5,070	3,431
Add: Amortization of acquired intangibles	625	—
Non-GAAP gross profit	$136,590	$115,014
GAAP gross margin	81%	81%
Non-GAAP gross margin	85%	83%
Reconciliation of loss from operations
GAAP loss from operations	$(67,712)	$(67,810)
Add: Amortization of stock-based compensation of capitalized internal-use software	628	388
Add: Stock-based compensation expense	48,817	40,162
Add: Amortization of acquired intangibles	708	—
Add: Merger expense	12,767	—
Non-GAAP loss from operations	$(4,792)	$(27,260)
GAAP operating margin	(42)%	(49)%
Non-GAAP operating margin	(3)%	(20)%

	Three Months Ended April 30,
	2024		2023
Reconciliation of net loss and net loss per share
GAAP net loss	$(51,128)		$(53,258)
Add: Amortization of stock-based compensation of capitalized internal-use software	628		388
Add: Stock-based compensation expense	48,817		40,162
Add: Amortization of acquired intangibles	708		—
Add: Acquisition-related expenses	12,767		—
Less: Tax adjustments (1)	$(602)		$—
Non-GAAP net income (loss)	$11,191		$(12,708)
GAAP net loss per share, basic and diluted	$(0.26)		$(0.28)
Non-GAAP net income (loss) per share, basic	$0.06		$(0.07)
Non-GAAP net income (loss) per share, diluted	$0.05		$(0.07)
Weighted-average shares used in computing GAAP net loss per share, basic and diluted	200,073		190,806
Weighted-average shares used to compute Non-GAAP net income (loss) per share, basic	200,073		190,806
Weighted-average shares used to compute Non-GAAP net income (loss) per share, diluted	207,326		190,806

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$28,148		$3,874
Add: purchases of property and equipment	(232)		(391)
Add: capitalized internal-use software	(2,523)		(2,739)
Non-GAAP free cash flow	$25,393		$744
GAAP net cash provided by operating activities as a % of revenue	18%		3%
Non-GAAP free cash flow as a % of revenue	16%		1%

Trailing twelve months ("TTM") Total Revenue	$605,733		$512,975
TTM cash provided by (used in) operating activities	17,297		(66,869)
TTM free cash inflow (outflow)	1,768		(69,999)
TTM cash provided by (used in) operating activities as a % of revenue	3%		(13)%
TTM free cash inflow (outflow) as a % of revenue	—%	(2)	(14)%

(1) The adjustments relate to the tax impact of stock-based compensation expense and amortization of acquired intangibles.
(2) Amount is less than 1%.

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	April 30, 2024	January 31, 2024
GAAP RPOs
GAAP short-term RPOs	$454,030	$460,170
GAAP long-term RPOs	294,439	315,580
Total GAAP RPOs	$748,469	$775,750
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$19,522	$22,882
Customer deposits expected to be recognized after the next 12 months	2,880	2,745
Total customer deposits	$22,402	$25,627
Non-GAAP RPOs
Non-GAAP short-term RPOs	$473,552	$483,052
Non-GAAP long-term RPOs	297,319	318,325
Total Non-GAAP RPOs	$770,871	$801,377

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	April 30, 2024		January 31, 2024		October 30, 2023		July 31, 2023		April 30, 2023
Number of customers (as of end of period)	4,558		4,423		4,354		4,217		4,153
Number of customers equal or greater than $100,000 in ARR	918		897		877		851		830
GAAP Remaining Performance Obligations ($M)	$748.5		$775.8		$678.2		$682.5		$635.3
Non-GAAP Remaining Performance Obligations ($M)(1)	$770.9		$801.4	(1)	$700.4	(1)	$708.0	(1)	$660.2
Quarterly subscription revenue from HCP ($M)	$24.6		$21.3		$19.9		$18.4		$16.5
Trailing four quarters average Net Dollar Revenue Retention Rate	113%		115%		119%		124%		127%
Trailing twelve months cash provided by (used in) operating activities as a % of revenue	3%		(2)%		(3)%		(8)%		(13)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	—%	(2)	(4)%	(1)	(6)%	(1)	(10)%	(1)	(15)%
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Amount is less than 1%.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	April 30, 2024	January 31, 2024		October 30, 2023		July 31, 2023		April 30, 2023
Revenue	$160,579	$155,783		$146,125		$143,246		$137,983
GAAP net cash provided by (used in) operating activities	$28,148	$10,286		$8,657		$(29,794)		$3,874
Non-GAAP free cash flow	$25,393	$7,283	(1)	$5,716	(1)	$(36,625)	(1)	$744

(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com

Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com